CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the heading "Experts" and to the use of our report dated April 6, 1999 with reference to our audit of the financial statements of Information Network Radio, Inc. as of March 31, 1999 and for the initial period then ended, in the Registration Statement on Form SB-2 and related Prospectus dated May 4, 1999.


                                               /s/   HOLLANDER, LUMER & CO. LLP

Los Angeles, California
May 4, 1999

                                                                    EXHIBIT 23.1